Exhibit 99.1

Petrohawk Energy Corporation to Make Presentation at the IPAA Oil and Gas Investment Symposium

FOR IMMEDIATE RELEASE – September 27, 2004

Houston, Texas – September 27, 2004 – Petrohawk Energy Corporation (“Company”) (NASDAQ:HAWK) announced today that the Company’s Chairman and CEO, Floyd C. Wilson will be presenting at the Independent Petroleum Association of America (“IPAA”) Oil and Gas Investment Symposium West, set for September 27 - 29 in San Francisco.

Mr. Wilson will give a 20-minute presentation scheduled to start at 8:30 a.m. PDT (12:30 p.m. EDT) on Tuesday, September 28. A webcast of the presentation as well as the slides can be accessed on the Company website, www.petrohawk.com with a replay available for 60 days after the event.

IPAA’s 2nd Annual OGIS West features leading exploration and production companies, service companies and private capital providers. It is modeled on the association’s popular OGIS conference, held annually in New York City.

Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploitation, exploration and development of oil and gas properties. For more information please contact Shane M. Bayless at 832.204.2727 or sbayless@petrohawk.com.

Forward-Looking Statements: This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address the future direction, management and control of the Company, capital expenditures, and events or developments that the Company expects or believes are forward-looking statements.  Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, continued availability of capital and financing, and general economic, market or business conditions.  These risks are presented in detail in our filings with the Securities and Exchange Commission. The Company has no obligation to update the statements contained in this press release or to take action that is described herein or otherwise presently planned.